SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K/A(1)*

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2003
                                                   -----------------
*Revised to include additional exhibits


                                 BMB MUNAI, INC.
                                 ---------------
                   (Formerly INTERUNION FINANCIAL CORPORATION)

         Delaware                                               87-0520294
----------------------------      --------------------       -----------------
(State or other jurisdiction      (Commission File No.)       (IRS Employer
    of incorporation)                                        Identification No.)

                                4121 18th Avenue
                            Brooklyn, New York, 11218
                    ----------------------------------------
                    (Address of principal executive offices)

                                Tel: 718-972-6333
                                Fax: 718-972-9034
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                          Registrant's former address:

                             1232 North Ocean Blvd.
                           Palm Beach, Florida, 33480
                         ------------------------------

Item 1. Changes in Control of Registrant.

InterUnion Financial Corporation, a Delaware corporation, completed a statutory merger with BMB Holding Inc., a Delaware corporation on November 25, 2003 (the "Merger"), pursuant to a Plan and Agreement of Merger (the "Agreement"). InterUnion Financial Corporation, now known as BMB Munai, Inc. (the "Company"), is the surviving corporation.

The Merger
----------

Pursuant to the terms of the Agreement, the Company issued an aggregate of 148,571,429 shares of its common stock to the shareholders of BMB Holding, Inc. The shareholders of BMB Holding, Inc. transferred all of their shares (being all of the issued and outstanding shares) of BMB Holding, Inc. to the Company.

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As result, the former shareholders of BMB Holding, Inc. collectively control the
Company. Immediately following the Merger, the Company had an aggregate of 153,987,978 common shares issued and outstanding, including the 148,571,429 common shares issued pursuant to the Merger. Additional shares of the Company have been issued as more fully described under Item 5 below.

Pursuant to Delaware Corporate Law, shareholders of each of the merging corporations holding at least a majority of the stock entitled to vote have approved the Merger by their written consent. As a result, the respective boards of directors of each of the merging companies was authorized to enter into and to take all measures required to give effect to the Merger.

Two of the shareholders of BMB Holding, Inc. were also creditors of BMB Holding, Inc. In partial consideration for the shares of the Company issued pursuant to the Merger, the creditors have released both the Company and BMB Holding, Inc. from obligation to pay the respective debts.

Corporate Changes
-----------------

Pursuant to the Merger, the Company has changed its name from InterUnion Financial Corporation to BMB Munai, Inc. The Company has also conducted a reverse-split of its common shares on the basis of ten old shares for one new share (10:1).

Further, the Company has effected a reduction in its authorized capital from 500,000,000 common shares to 50,000,000 common shares. The Company is authorized to issue preferred shares designated as Class "A," Class "B," and Class "C" preferred shares, of which no such shares have been issued by the Company.

Pursuant to the terms of the agreement, each of the following directors of the Company have resigned: Muriel Woodtli and Peter Prendergast. In addition, each of T. Jack Gary and Georges Benarroch have resigned as officers of the Company.

The new board of directors of the Company consists of: Boris Cherdabayev, Alexandre Agaian, Bakhtyev Baiseitov, Mirgali Kunayev, and Georges Benarroch. The officers of the Company are: Mr. Anuar Kulmagambetov, Chief Financial Officer; Mr. Boris Cherdabayev, Chief Operating Officer; Alexandre Agaian, President and Chief Executive Officer; and Gary Lerner, Corporate Secretary.

Board of Directors and Executive Officers
-----------------------------------------
Georges Benarroch:
Mr. Benarroch is also a Director of Credifinance Capital Corp., the Chief Executive Officer, and Chairman of the Board of Credifinance Securities Limited, President, Chief Executive Officer, and Chairman of the Board of Credifinance Capital Inc.

Dr. Alexandre Agaian:
Since creating the first commercial bank in the USSR in 1988 (the Innovation Bank of St. Petersburg), Dr. Agaian has served as Chairman or director of a number of banks or financial institutions in Russia and the U.S.

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Boris Cherdabayev:
Mr. Cherdabayev has participated in the Kazakhstan petroleum and energy sector for 30. Mr. Cherdabayev has been on the board of directors or has been an executive of companies such as TCO TengizChevroil; national oil and gas company
Kazakhoil;      Uzenmunaygas;       Kazakhoil-Emba;       Kazakhstancaspiyshelf;
MangistauMunaiGas, Mangyshlakneft; Karakadukmunai and many other entities;

Bakhtyev Baiseitov:
Mr. Baiseitov, has participated in banking, business and political circles of Kazakhstan. After starting his career at the State Bank of Kazakhstan and acting as the Head of the Industrial Department of the Kazakh Republican Office of the State Bank of the USSR, Mr. Baiseitov founded Bank CenterCredit, the first private (cooperative) bank in the USSR of which he was and still is Chairman. Amongst a number of other positions held in the private and public sectors, Mr. Baiseitov is also Chairman of Kazakhstan International Bank and President of The Banking Association of Kazakhstan;

Dr. Mirgali Kunayev:
Dr. Kunayev, a business man from Kazakhstan is the Chairman of the Board of AralParket, a joint venture between Parker Drilling, a U.S. drilling company and AralNedra, a Kazakh company. Dr. Kunayev was a president of KazakhstanCaspiShelf, a state oil company. He is now on the board of directors of Bank CenterCredit, several oil & gas services companies operating on and offshore in the pre-Caspian basin and serves as Chairman and CEO of a U.S. public company, EMPS Corporation.

The Business of the Company
---------------------------
In exchange for an aggregate of 148,571,429 common shares of the Company, the shareholders of BMB Holding, Inc. transferred 1,000 common shares of BMB Holding Inc. (being all of the issued and outstanding shares of BMB Holding, Inc.) to the Company. The assets of BMB Holding, Inc consist of a 70% ownership in Emir Oil, LLC, a limited liability company existing under the laws of Kazakhstan. Emir Oil, LLC holds an exploration license and government contract with respect to certain oil and gas fields located in Kazakhstan.

The Company plans to focus operations onshore in proven oil and gas producing areas of the Caspian Sea region of Western Kazakhstan. The Akasz, Doninnoe and Emir fields to be developed are located 50 kilometres (approximately 35 miles) northeast of the Caspian port city of Aktau in the Manigstau oblast of western Kazakhstan. The Company plans to commence development of Dolinnoe and Emir oil fields and then to phase in development of the Akasz gas field.

Item 5. Other Events
--------------------

The Financing
-------------
As a condition of the Merger, the Company was obligated to secure equity financing of at least $3,000,000. Credifinance Securities Limited (the "Agent") assisted in the financing of the Company. Pursuant to an Agency Agreement between the Company and the Agent, the Company has issued an aggregate of


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

4,430,494 common shares of the Company via private placement. These shares were issued in two transactions each of which closed on November 26, 2003. The first private placement consisted of an aggregate of 2,750,494 common shares at US $2.15 per share. The second private placement consisted of an aggregate of 1,680,000 shares at US $2.50 per share. The Agent received a commission equal to 8.5% of the gross proceeds received by the issuer other than for shares issued to US Persons. In addition, the Agent received Agent's Warrants equal to 10% of the number of shares sold on behalf of the Company. Further, on November 19, 2003, the Company entered into two (2) stock option agreements with the Agent. Pursuant the first option agreement, the Agent may purchase up to two million (2,000,000) common shares of the Company at an exercise price of $0.10 per shares for a period of five (5) years from the date of the Merger. The second option agreement allows the Agent to purchase up to one million, four hundred twenty eight thousand, five hundred and seventy one (1,428,571) common shares of the Company at an exercise price of $0.35 per share for a period of five (5) years from the date of the Merger. The agent also received a fee of $150,000 for advisory services rendered to the Company in connection with the Merger.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BMB MUNAI, INC.



December 10,  2003                          /s/ Gary Lerner
------------------                          ------------------------
Date                                        Gary Lerner
                                            Secretary


 Exhibits:        2.1     Plan and Agreement of Merger
                  10.1    Agency Agreement
                  99.1    Press Releases
                  99.2    Financial Statements - BMB Holding
                  99.3    Financial Statements - InterUnion
                  99.4    Information Circular